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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   March 15, 1996
                                                  ------------------------------

                       PENN TREATY AMERICAN CORPORATION
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              (Exact Name of Registrant as Specified in Charter)

      Pennsylvania                   0-15972                23-1664166
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(State or Other Juris-           (Commission File        (IRS Employer
diction of Incorporation)        Number)                 Identification No.)

        3440 Lehigh Street
        Allentown, Pennsylvania                                    05402
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        (Address of Principal                                    (Zip Code)
          Executive Offices)


                                (609) 965-2222
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              (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

     On March 15, 1996, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of a wholly owned subsidiary of the Registrant ("Acquisition Sub"), with and into Health Insurance of Vermont, Inc., a Vermont corporation ("HIVT"). Pursuant to the Merger, HIVT will become a wholly owned subsidiary of the Registrant and each outstanding share of HIVT common stock will be converted into $4.00 of cash and $16.00 of the Registrant's common stock. The companies have certain rights to terminate the Merger Agreement or renegotiate the terms of the Merger under certain circumstances if the price per share of the Registrant's common stock is above $18 or below $16, as determined pursuant to the Merger Agreement. The shares of the Registrant's common stock to be issued to the HIVT stockholders will be registered on a Registration Statement on Form S-4 filed under the Securities Act of 1933, as amended. The consummation of the Merger is subject to approval by HIVT's stockholders, receipt of all necessary regulatory approvals, satisfactory confirmation that the Merger will be treated as a tax-free reorganization and other customary conditions. The Merger Agreement may be terminated by the parties if the Merger is not consummated by July 31, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

     2.1 Agreement and Plan of Merger dated as of March 12, 1996 by and among Penn Treaty American Corporation and Health Insurance of Vermont, Inc.

                                       2
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PENN TREATY AMERICAN CORPORATION
                                      (Registrant)


                                   /s/ A.J. Carden
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Date:  March 15, 1996         By:  A.J. Carden
                              Title:  Executive Vice President